SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         October 12, 2004

LSB INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma                                                     73107
      (Address of principal executive offices)                                                               (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

                             ________________                       ____________Not applicable                 ____________________________
                                                            (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

  Section 8 - Other Events
  Item 8.01 - Other Events

     The Registrant's subsidiary, El Dorado Chemical Company ("EDC"), has entered into a Plea Agreement with the United States, pleading guilty to a one-count misdemeanor for negligently violating a permit, to wit: failing to report a discharge within 24 hours, a misdemeanor. EDC has entered into the plea agreement and expects the United States to finalize the misdemeanor plea agreement within the next 7 to 14 days. Under the misdemeanor plea agreement, EDC will pay a fine of $40,000. As previously reported, in response to a maintenance emergency and to prevent an uncontrolled release, the equalization pond at EDC's El Dorado, Arkansas, facility was drained for repairs in September, 2001. EDC's environmental compliance employee notified the appropriate state authorities of the discharge in the month end report based on what he deemed to be the proper procedure. Although no adverse environmental conditions were noted at the time of the discharge, the government's position was that the discharge was not in compliance with EDC's water discharge permit and should have been reported to the appropriate authorities within 24 hours of the discharge. Although there are no assurances, as of the date of this report, the Registrant does not believe that the plea agreement involving a misdemeanor will have a material adverse effect on the Registrant.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                  LSB INDUSTRIES, INC.

                                                                                                                                                                  By:         /s/   David Goss
                                                                                                                                                                  Name:      David Goss
                                                                                                                                                                  Title:       Vice President

  Dated: October 13, 2004